As filed with the Securities and Exchange Commission on August 11, 2005
Registration No. 333-124933

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Midlantic Office Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

11200 Rockville Pike, Suite 502
Rockville, Maryland 20852 (301) 945-4300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sidney M. Bresler
Chairman, President and Chief Executive Officer
11200 Rockville Pike, Suite 502
Rockville, Maryland 20852
(301) 945-4300
(301) 945-4301 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey, Esq. Ronald J. Lieberman, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower, 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200 (804) 788-8218 (Facsimile)	Brad S. Markoff, Esq. Jeffrey M. Sullivan, Esq. DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, North Carolina 27609 (919) 786-2000 (919) 786-2200 (Facsimile)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

Title of Securities	Proposed Maximum	Amount of
Being Registered	Aggregate Offering Price(1)(2)	Registration Fee(3)

Common Stock, $0.01 par value per share	$219,937,500	$25,886.64

(1)	Includes shares that the underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(2)	Estimated based on a bona fide estimate of the maximum aggregate offering price solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Calculated in accordance with Rule 457(o) under the Securities Act. The Registrant paid this registration fee prior to filing the registration statement on May 13, 2005.
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      Midlantic Office Trust, Inc. (the “Registrant”) is filing this Amendment No. 5 to the Registration Statement on Form S-11 solely to reduce the proposed maximum aggregate offering price to correspond to the proposed aggregate offering price indicated in the form of preliminary prospectus included in the Registration Statement. Consequently, because no other changes are being made to the Registration Statement and no changes are being made to the form of preliminary prospectus included therein, the Registrant is filing only the S-11 facing page, which includes the revised calculation of registration fee table, and the signature page to this Amendment No. 5 to the Registration Statement.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on the 11th day of August, 2005.

MIDLANTIC OFFICE TRUST, INC.

By:	/s/ Sidney M. Bresler

Sidney M. Bresler
Chairman, President and Chief Executive Officer
(Principal Financial Officer and Principal Accounting Officer)